CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report (and to all references to our firm) included in or made a part of this registration statement.



/s/ Arthur Andersen LLP
Boston, Massachusetts
February 7, 1997